UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2017

ARCHER-DANIELS-MIDLAND COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-44	41-0129150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 West Wacker Drive, Suite 4600 Chicago, Illinois		60601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 634-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b 2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 4, 2017, Archer Daniels Midland Company (the “Company”) held its 2017 Annual Meeting of Stockholders. The following proposals were voted on at the meeting with the following results:

Proposal No. 1. All nominees for election to the Board of Directors listed in the proxy statement for the 2017 Annual Meeting were elected as follows:

Nominee	For	Against	Abstain	Broker Non- Votes
A. L. Boeckmann	441,521,782	20,719,357	997,697	57,927,525
T. K. Crews	460,621,554	1,489,526	1,127,756	57,927,525
P. Dufour	460,282,284	1,679,703	1,276,849	57,927,525
D. E. Felsinger	450,986,317	11,036,311	1,216,208	57,927,525
S. F. Harrison	460,117,057	1,937,367	1,184,412	57,927,525
J. R. Luciano	437,537,699	18,986,651	6,714,486	57,927,525
P. J. Moore	404,503,630	57,572,564	1,162,642	57,927,525
F. J. Sanchez	460,308,484	1,779,294	1,151,058	57,927,525
D. A. Sandler	460,446,747	1,810,651	981,438	57,927,525
D. T. Shih	452,866,612	9,084,086	1,288,138	57,927,525
K. R. Westbrook	398,462,738	63,629,318	1,146,780	57,927,525

Proposal No. 2. The appointment of Ernst & Young LLP as independent accountants for the year ending December 31, 2017 was ratified at the meeting by the following votes:

For	Against	Abstain
514,132,782	6,075,834	957,745

Proposal No. 3. The compensation of the Company’s named executive officers was approved, on an advisory basis, by the following votes:

For	Against	Abstain	Broker Non- Votes
426,857,399	34,460,500	1,920,937	57,927,525

Proposal No. 4. The stockholders approved, on an advisory basis, the holding of the advisory vote on executive compensation on an annual basis by the following votes:

1 Year	2 Years	3 Years	Abstain	Broker Non- Votes
419,303,625	2,012,776	40,373,596	1,548,839	57,927,525

The Board of Directors of the Company has determined to include an advisory vote on executive compensation at each Annual Meeting of Stockholders until the next required vote on the frequency of stockholder votes on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY

Date: May 8, 2017	By	/s/ D. Cameron Findlay
D. Cameron Findlay
Senior Vice President, General Counsel, and Secretary